EXHIBIT 24

                        POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

      THAT, WHEREAS, SOUTHWESTERN BELL TELEPHONE COMPANY, a Missouri corporation, hereinafter referred to as the "Company," proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an annual report on Form 10-K, and

      WHEREAS, each of the undersigned is an officer or a director, or both, of the Company, as set forth beneath his signature;

      NOW, THEREFORE, each of the undersigned hereby constitutes and appoints James E. Taylor and Edward L. Glotzbach, or either of them, the undersigned's attorneys for the undersigned and in the undersigned's name, place and stead, and in the undersigned's office and capacity in the Company as an officer or a director, or, if the undersigned holds both such offices, then as both an officer and as a director, to execute and file such annual report, and thereafter to execute and file any amendment or amendments thereto, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite or necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand on the date set forth opposite his signature.




/s/ Royce S. Caldwell                2/20/95
Royce S. Caldwell                      Date
Chairman of the Board,
   President  and  Chief
Executive Officer



/s/ Cassandra C. Carr                2/22/95
Cassandra C. Carr                      Date
Director




/s/ William E. Dreyer                2/23/95
William E. Dreyer                      Date
Director



/s/ J. Cliff Eason                   2/28/95
J. Cliff Eason                         Date
Director and President-
   Network Services



/s/ James D. Ellis                   2/20/95
James D. Ellis                         Date
Director



/s/ Donald E. Kiernan                2/24/95
Donald E. Kiernan                      Date
Director



/s/ Edward A. Mueller                 3/6/95
Edward A. Mueller                      Date
Director and President-
   Customer Services